Exhibit 1

                           Joint Filing Agreement


          In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) with respect to the common stock, par value $0.01 per share, of HMN Financial, Inc., a Delaware corporation, and that this agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 7th day of December, 2001.




                                        /s/ James O. Pohlad
                                        -------------------------------
                                        James O. Pohlad





                                        /s/ Robert C. Pohlad
                                        -------------------------------
                                        Robert C. Pohlad





                                        /s/ William M. Pohlad
                                        -------------------------------
                                        William M. Pohlad



                                        Texas Financial Bancorporation, Inc.


                                        By:      /s/ Jay L. Kim
                                                 -----------------------
                                        Name:    Jay L. Kim
                                        Its:     Vice President